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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of The E. W. Scripps Company on Form S-3 of our report dated January 23, 2002, appearing in the Annual Report on Form 10-K of The E. W. Scripps Company for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP
Cincinnati, Ohio
October 4, 2002